Exhibit 99.1

FOR IMMEDIATE RELEASE
The RMR Group Inc. Announces Second Quarter Fiscal 2022 Results

Net Income of $0.39 Per Diluted Share, a 30% Increase from Last Year

Adjusted Net Income of $0.50 Per Diluted Share, a 35% Increase from Last Year

$37.7 Billion in Total AUM, with
Managed Private Real Estate Capital AUM Increasing to $3.9 Billion
____________________________________________________________________________
Newton, MA (May 4, 2022). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended March 31, 2022.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the second quarter fiscal 2022 results:
“For the second fiscal quarter, RMR reported management and advisory services revenue of $49.3 million, a 17% increase from last year, reflecting early success in growing our private capital business and the execution of strategic growth and repositioning strategies at our Managed REITs. Similarly, Net income, Adjusted net income and Adjusted EBITDA all were in line with our second quarter guidance and each measure exceeded prior year results by at least 22%, fueled primarily by the successful integration of ILPT’s acquisition of Monmouth Real Estate Investment Corporation.

During the quarter, DHC closed on a $703 million joint venture with two global institutional investors, increasing RMR’s managed private real estate capital AUM to $3.9 billion. We believe this growth not only showcases our ability to expand our AUM through private capital transactions, but also highlights RMR’s alignment with our clients’ shareholders by expanding their access to capital.

With over $181 million of cash and no debt, we remain well positioned to continue pursuing a range of capital allocation strategies.”

Second Quarter Fiscal 2022 Highlights:
•The RMR Group LLC’s assets under management, or AUM, and management and advisory services revenue by source are as follows (dollars in thousands):

			Total Management
			and Advisory
	AUM		Services Revenues (4)
For the Three Months Ended March 31, 2022
Managed Public Real Estate Capital (1)	$31,725,815	84.2%	$38,008	77.1%
Managed Private Real Estate Capital (2)	3,870,292	10.3%	4,820	9.8%
Managed Operating Companies (3)	2,069,957	5.5%	6,460	13.1%
Total	$37,666,064	100.0%	$49,288	100.0%

For the Three Months Ended March 31, 2021
Managed Public Real Estate Capital (1)	$28,689,804	89.8%	$34,483	82.1%
Managed Private Real Estate Capital (2)	1,335,050	4.2%	2,134	5.1%
Managed Operating Companies (3)	1,929,605	6.0%	5,374	12.8%
Total	$31,954,459	100.0%	$41,991	100.0%
(1)Managed Public Real Estate Capital includes: Diversified Healthcare Trust (DHC), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI) and Service Properties Trust (SVC), which are collectively referred to as the Managed Equity REITs, as well as Seven Hills Realty Trust (SEVN) and, until its merger with and into SEVN on September 30, 2021, Tremont Mortgage Trust (TRMT).
(2)Managed Private Real Estate Capital primarily consists of private entities that own commercial real estate. Some of the Managed Equity REITs own minority interests in those entities.
(3)    Managed Operating Companies include: AlerisLife Inc. (ALR), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (TA).
(4)    Includes construction supervision fees of $3,794 and $1,327 for the three months ended March 31, 2022 and 2021, respectively.
•For the three months ended March 31, 2022, net income was $14.6 million and net income attributable to The RMR Group Inc. was $6.4 million, or $0.39 per diluted share, compared to net income of $11.5 million and net income attributable to The RMR Group Inc. of $4.9 million, or $0.30 per diluted share, for the three months ended March 31, 2021.
•For the three months ended March 31, 2022, adjusted net income attributable to The RMR Group Inc. was $8.2 million, or $0.50 per diluted share, compared to $6.1 million, or $0.37 per diluted share, for the three months ended March 31, 2021. The adjustments to net income attributable to The RMR Group Inc. this quarter included $1.7 million, or $0.10 per diluted share, of unrealized losses on our equity method investments in SEVN and TA and $0.1 million, or $0.01 per diluted share, of separation costs.
•For the three months ended March 31, 2022, Adjusted EBITDA was $25.7 million, Net Income Margin was 29.6% and Adjusted EBITDA Margin was 49.8%, compared to Adjusted EBITDA of $21.0 million, Net Income Margin of 27.3% and Adjusted EBITDA Margin of 48.1% for the three months ended March 31, 2021.
•As of March 31, 2022, The RMR Group Inc. had $181.7 million in cash and cash equivalents with no outstanding debt obligations.
Reconciliations to U.S. Generally Accepted Accounting Principles, or GAAP:
Adjusted net income attributable to The RMR Group Inc., Adjusted net income attributable to The RMR Group Inc. per diluted share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation are non-GAAP financial measures. The GAAP financial measure that is most directly comparable to adjusted net income attributable to The RMR Group Inc. is net income attributable to The RMR Group Inc. The GAAP financial measure that is most directly comparable to adjusted net income attributable to The RMR Group Inc. per diluted share is net income attributable to The RMR Group Inc. per diluted share. The GAAP financial measure that is most directly comparable to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Cash Tax Obligation is net income and the GAAP financial measure that is most directly comparable to Adjusted EBITDA Margin is Net Income Margin, which represents net income divided by total management and advisory services revenues. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc., net income attributable to The RMR Group Inc. per diluted share determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc. per diluted share, and of net income to EBITDA and Adjusted EBITDA, as well as calculations of Net Income Margin, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation for each of the three months ended March 31, 2022 and 2021 are presented later in this press release.
Assets Under Management:
The calculation of AUM primarily includes: (i) the historical cost of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and the Managed Private Real Estate Capital clients, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operating Companies, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the carrying value of loans held for investment at SEVN. Upon deconsolidation from a Managed Equity REIT, the respective real estate and related assets are characterized as Managed Private Real Estate Capital and their historical cost represents the fair value of the real estate at the time of deconsolidation.
All references in this press release to AUM on, or as of, a date are calculated at a point in time.
For additional information on the calculation of AUM for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
On Thursday, May 5, 2022 at 1:00 p.m. Eastern Time, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal second quarter ended March 31, 2022 financial results.
The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, May 12, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 7287848.
A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal second quarter ended March 31, 2022 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.

About The RMR Group Inc.
The RMR Group (Nasdaq: RMR) is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. RMR’s vertical integration is supported by nearly 600 real estate professionals in over 30 offices nationwide who manage over $37 billion in assets under management and leverage 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Revenues:
Management services (1)	$48,151	$40,242	$93,048	$80,989
Incentive business management fees	—	620	—	620
Advisory services	1,137	1,129	2,255	1,715
Total management and advisory services revenues	49,288	41,991	95,303	83,324
Reimbursable compensation and benefits	13,506	13,159	27,903	26,384
Reimbursable equity based compensation	1,367	1,206	2,965	4,209
Other reimbursable expenses	133,493	75,208	253,051	174,593
Total reimbursable costs	148,366	89,573	283,919	205,186
Total revenues	197,654	131,564	379,222	288,510

Expenses:
Compensation and benefits	31,710	30,586	63,501	60,080
Equity based compensation	1,988	1,752	4,207	5,313
Separation costs	217	—	217	4,159
Total compensation and benefits expense	33,915	32,338	67,925	69,552
General and administrative	8,470	7,104	16,141	13,364
Other reimbursable expenses	133,493	75,208	253,051	174,593
Transaction and acquisition related costs	—	296	—	413
Depreciation and amortization	242	251	478	489
Total expenses	176,120	115,197	337,595	258,411
Operating income	21,534	16,367	41,627	30,099
Interest and other income	66	204	123	435
Equity in earnings of investees	—	303	—	727
Unrealized (loss) gain on equity method investments accounted for under the fair value option	(4,560)	(3,402)	(3,364)	4,720
Income before income tax expense	17,040	13,472	38,386	35,981
Income tax expense	(2,451)	(1,992)	(5,505)	(4,748)
Net income	14,589	11,480	32,881	31,233
Net income attributable to noncontrolling interest	(8,197)	(6,539)	(18,447)	(17,395)
Net income attributable to The RMR Group Inc.	$6,392	$4,941	$14,434	$13,838

Weighted average common shares outstanding - basic (2)	16,329	16,256	16,327	16,254
Weighted average common shares outstanding - diluted (2)	31,331	31,280	31,328	31,254

Net income attributable to The RMR Group Inc. per common share - basic (2)	$0.39	$0.30	$0.88	$0.84
Net income attributable to The RMR Group Inc. per common share - diluted (2)	$0.39	$0.30	$0.88	$0.81

Substantially all revenues are earned from related parties. See Notes beginning on page 6.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income
(dollars in thousands)
(unaudited)

(1)    Includes base business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of March 31, 2022 and 2021, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization (a)
		As of March 31,
REIT	Primary Strategy	2022	2021
DHC	Medical office and life science properties, senior living communities and wellness centers	$4,383,059	$5,780,436
ILPT	Industrial and logistics properties	5,632,464	1,963,244
OPI	Office properties primarily leased to single tenants, including the government	3,855,970	3,571,910
SVC	Hotels and net lease service and necessity-based retail properties	8,657,762	9,154,813
		$22,529,255	$20,470,403
(a)    The basis on which base business management fees are calculated for the three months ended March 31, 2022 and 2021 may differ from the basis at the end of the periods presented in the table above. As of March 31, 2022, the market capitalization was lower than the historical cost of assets under management for DHC, OPI and SVC. The historical cost of assets under management for DHC, OPI and SVC as of March 31, 2022, were $7,120,120, $6,111,024 and $12,276,681, respectively. For ILPT, the historical cost of assets under management were lower than its market capitalization of $5,939,517 as of March 31, 2022.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income (Continued)
(amounts in thousands, except per share amounts)
(unaudited)

(2)    The RMR Group Inc. calculates earnings per share, or EPS, using the two-class method. As such, earnings attributable to unvested participating shares are excluded from earnings before calculating per share amounts. In addition, diluted EPS includes the assumed issuance of Class A Common Shares pursuant to The RMR Group Inc.’s equity compensation plan and the issuance of Class A Common Shares related to the assumed redemption of the noncontrolling interest’s 15,000 Class A Units using the if-converted method. In computing the dilutive effect, if any, that the aforementioned redemption would have on EPS, The RMR Group Inc. considered that net income available to holders of Class A Common Shares would increase due to elimination of the noncontrolling interest offset by any tax effect, which may be dilutive. For the three and six months ended March 31, 2022 and 2021, the assumed redemption is dilutive to earnings per share as presented in the table below. The calculation of basic and diluted EPS is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Numerators:
Net income attributable to The RMR Group Inc.	$6,392	$4,941	$14,434	$13,838
Income attributable to unvested participating securities	(62)	(44)	(140)	(121)
Net income attributable to The RMR Group Inc. used in calculating basic EPS	6,330	4,897	14,294	13,717
Effect of dilutive securities:
Add back: income attributable to unvested participating securities	62	44	140	121
Add back: net income attributable to noncontrolling interest	8,197	6,539	18,447	17,395
Add back: income tax expense	2,451	1,992	5,505	4,748
Income tax expense assuming redemption of noncontrolling interest’s Class A Units for Class A Common Shares (a)	(4,894)	(4,113)	(10,909)	(10,547)
Net income used in calculating diluted EPS	$12,146	$9,359	$27,477	$25,434

Denominators:
Common shares outstanding	16,502	16,413	16,502	16,413
Unvested participating securities	(173)	(157)	(175)	(159)
Weighted average common shares outstanding - basic	16,329	16,256	16,327	16,254
Effect of dilutive securities:
Assumed redemption of noncontrolling interest’s Class A Units for Class A Common Shares	15,000	15,000	15,000	15,000
Incremental unvested shares	2	24	1	—
Weighted average common shares outstanding - diluted	31,331	31,280	31,328	31,254

Net income attributable to The RMR Group Inc. per common share - basic	$0.39	$0.30	$0.88	$0.84
Net income attributable to The RMR Group Inc. per common share - diluted	$0.39	$0.30	$0.88	$0.81
(a)Income tax expense assumes the hypothetical conversion of the noncontrolling interest, which results in estimated tax rates of 28.7% and 30.5% for the three months ended March 31, 2022 and 2021, respectively, and 28.4% and 29.3% for the six months ended March 31, 2022 and 2021, respectively.

The RMR Group Inc.
Reconciliation of Adjusted Net Income and Adjusted Net Income Per Diluted Share
(amounts in thousands, except per share amounts)
(unaudited)
The RMR Group Inc. is providing the reconciliations below regarding certain individually significant items occurring or impacting its financial results for the three months ended March 31, 2022 and 2021 for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc., net income attributable to The RMR Group Inc. per diluted share and operating income as presented in The RMR Group Inc.’s condensed consolidated statements of income.
The following tables present the impact of certain individually significant items on the financial results for the three months ended March 31, 2022 and 2021, assuming the redemption of the noncontrolling interest’s 15,000 Class A Units is dilutive to earnings per share as presented in Note 2 on page 7:

	Net Income Attributable to The RMR Group Inc.	Add: Net Income Attributable to Noncontrolling Interest	Add: Income Tax Expense	Income Before Income Tax Expense	Less: Estimated Income Tax Expense (1)	Net Income Used in Calculating Diluted EPS	Weighted Average Common Shares Outstanding - Diluted	Net Income Attributable to The RMR Group Inc. per Common Share - Diluted
Three Months Ended March 31, 2022:
Net income attributable to The RMR Group Inc.	$6,392	$8,197	$2,451	$17,040	$(4,894)	$12,146	31,331	$0.39
Unrealized loss on equity method investments accounted for under the fair value option	1,733	2,171	656	4,560	(1,310)	3,250	31,331	0.10
Separation costs	83	103	31	217	(62)	155	31,331	0.01
Adjusted net income attributable to The RMR Group Inc.	$8,208	$10,471	$3,138	$21,817	$(6,266)	$15,551	31,331	$0.50

Three Months Ended March 31, 2021:
Net income attributable to The RMR Group Inc.	$4,941	$6,539	$1,992	$13,472	$(4,113)	$9,359	31,280	$0.30
Unrealized loss on equity method investment accounted for under the fair value option	1,275	1,624	503	3,402	(1,039)	2,363	31,280	0.08
Incentive business management fees	(232)	(296)	(92)	(620)	189	(431)	31,280	(0.01)
Transaction and acquisition related costs	111	141	44	296	(90)	206	31,280	—
Adjusted net income attributable to The RMR Group Inc.	$6,095	$8,008	$2,447	$16,550	$(5,053)	$11,497	31,280	$0.37
(1)    Estimated income tax expense assumes the hypothetical conversion of the noncontrolling interest and the resulting consolidated entities’ estimated tax rate of approximately 28.7% and 30.5% for the three months ended March 31, 2022 and 2021, respectively.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Net Income Margin, Adjusted EBITDA Margin
and Adjusted EBITDA less Cash Tax Obligation (1) (2)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$14,589	$11,480	$32,881	$31,233
Income tax expense	2,451	1,992	5,505	4,748
Depreciation and amortization	242	251	478	489
EBITDA	17,282	13,723	38,864	36,470
Other asset amortization	2,354	2,354	4,708	4,708
Operating expenses paid in the form of The RMR Group Inc.'s common shares	1,168	1,317	1,789	1,875
Separation costs	217	—	217	4,159
Transaction and acquisition related costs	—	296	—	413
Straight line office rent	(85)	32	(151)	47
Unrealized loss (gain) on equity method investments accounted for under the fair value option	4,560	3,402	3,364	(4,720)
Equity in earnings of investees	—	(303)	—	(727)
Distributions from equity method investments	208	847	208	864
Incentive business management fees earned	—	(620)	—	(620)
Adjusted EBITDA	$25,704	$21,048	$48,999	$42,469

Calculation of Net Income Margin:
Total management and advisory services revenues	$49,288	$41,991	$95,303	$83,324
Net income	$14,589	$11,480	$32,881	$31,233
Net Income Margin	29.6%	27.3%	34.5%	37.5%

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding incentive business management fees, if any) (3)	$51,642	$43,725	$100,011	$87,412
Adjusted EBITDA	$25,704	$21,048	$48,999	$42,469
Adjusted EBITDA Margin	49.8%	48.1%	49.0%	48.6%

Calculation of Adjusted EBITDA less Cash Tax Obligation:
Adjusted EBITDA	$25,704	$21,048	$48,999	$42,469
Less: Tax distributions to members (4)	(9,028)	(9,571)	(13,186)	(15,426)
Adjusted EBITDA less Cash Tax Obligation	$16,676	$11,477	$35,813	$27,043
Common share distributions	$10,765	$10,730	$21,529	$21,460
(1)EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc. and net income margin. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding incentive business management fees, if any). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc. or net income margin as an indicator of The RMR Group Inc.’s financial performance or as a

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Net Income Margin, Adjusted EBITDA Margin
and Adjusted EBITDA less Cash Tax Obligation (1) (2) (Continued)
(dollars in thousands)
(unaudited)
measure of The RMR Group Inc.’s liquidity. Other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.
(2)Adjusted EBITDA less Cash Tax Obligation is a non-GAAP financial measure calculated as presented in the table above. The RMR Group Inc. considers Adjusted EBITDA less Cash Tax Obligation to be an appropriate measure of its operating performance, along with net income attributable to The RMR Group Inc. The RMR Group Inc. believes that Adjusted EBITDA less Cash Tax Obligation provides useful information to investors because by excluding amounts payable for tax obligations, it increases comparability between periods and more accurately reflects earnings that may be available for distribution to shareholders. Adjusted EBITDA less Cash Tax Obligation is among the factors The RMR Group Inc.’s Board of Directors considers when determining the amount of dividends to its shareholders. Other asset management businesses may calculate Adjusted EBITDA less Cash Tax Obligation differently than The RMR Group Inc. does.
(3)Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management agreements. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended March 31, 2022 and 2021, or $4,708 for each of the six months ended March 31, 2022 and 2021,     required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $620 that The RMR Group Inc. recognized under GAAP for the three and six months ended March 31, 2021.
(4)Under the RMR LLC operating agreement, RMR LLC is required to make quarterly pro rata cash distributions to The RMR Group Inc. and its noncontrolling interest based on each’s estimated tax liabilities and respective ownership percentages. Estimated tax liabilities are determined quarterly on a cumulative basis. As such, there may be fluctuations from quarter to quarter to account for prior periods where pro rata cash distributions were more or less than amounts determined cumulatively through a particular quarter. For the three and six months ended March 31, 2022 and 2021, RMR LLC made required quarterly tax distributions as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
RMR LLC tax distributions to The RMR Group Inc.	$4,751	$5,112	$6,930	$8,147
RMR LLC tax distributions to non-controlling interest	4,277	4,459	6,256	7,279
Total RMR LLC tax distributions to members	$9,028	$9,571	$13,186	$15,426

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	September 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$181,740	$159,835
Due from related parties	96,212	88,661
Prepaid and other current assets	6,051	6,021
Total current assets	284,003	254,517

Property and equipment, net	2,604	2,218
Due from related parties, net of current portion	25,244	14,331
Equity method investments accounted for under the fair value option	35,904	39,476
Goodwill and intangible assets, net of amortization	2,075	2,094
Operating lease right of use assets	30,752	32,293
Deferred tax asset	18,394	18,671
Other assets, net of amortization	129,603	134,311
Total assets	$528,579	$497,911

Liabilities and Equity
Current liabilities:
Reimbursable accounts payable and accrued expenses	$64,897	$55,115
Accounts payable and accrued expenses	22,528	15,027
Operating lease liabilities	5,066	4,922
Employer compensation liability	3,386	6,076
Total current liabilities	95,877	81,140

Operating lease liabilities, net of current portion	27,312	29,148
Amounts due pursuant to tax receivable agreement, net of current portion	25,577	25,577
Employer compensation liability, net of current portion	25,244	14,331
Total liabilities	174,010	150,196

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,501,536 and 15,485,236 shares issued and outstanding, respectively	16	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	111,667	109,910
Retained earnings	336,379	321,945
Cumulative common distributions	(249,295)	(236,766)
Total shareholders’ equity	198,783	195,120
Noncontrolling interest	155,786	152,595
Total equity	354,569	347,715
Total liabilities and equity	$528,579	$497,911

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:
•Mr. Portnoy states that for the second fiscal quarter, management and advisory services revenues of $49.3 million increased 17% from last year, reflecting early success in growing The RMR Group Inc.’s private capital business and the execution of strategic growth and repositioning strategies at the Managed REITs. Mr. Portnoy also states that similarly, net income, adjusted net income and Adjusted EBITDA all were in line with second quarter guidance and each measure exceeded prior year results by at least 22%, fueled primarily by the successful integration of ILPT’s acquisition of Monmouth Real Estate Investment Corporation. These statements may imply that The RMR Group Inc. will continue to earn increased management and advisory services revenues, net income, adjusted net income and Adjusted EBITDA in the future. However, The RMR Group Inc.’s and its clients’ businesses are subject to various risks, including risks outside its and their control. Further, the impact and duration of the COVID-19 pandemic is not known and economic conditions could deteriorate, including as a result of inflation, for a prolonged period and negatively impact The RMR Group Inc.’s and its clients’ businesses operating and financial results;
•Mr. Portnoy states that during the quarter, DHC closed on a $703 million joint venture with two global institutional investors, increasing The RMR Group Inc.’s managed private real estate capital AUM to $3.9 billion. In addition, Mr. Portnoy also states that he believes this growth not only showcases The RMR Group Inc.’s ability to expand its AUM through private capital transactions, but also highlights The RMR Group Inc.’s alignment with its clients’ shareholders by expanding their access to capital. These statements may imply that the DHC joint venture will be successful and that it will benefit DHC and The RMR Group Inc. as a result. However, this transaction may not be successful and the fees earned from clients may decline or not meet expectations as a result. In addition, The RMR Group Inc. may not succeed in expanding its AUM through private transactions in the future and any such expansion may not realize the benefits to it and its clients; and
•Mr. Portnoy states that The RMR Group Inc. has over $181 million of cash and no debt, and that it remains well positioned to continue pursuing a range of capital allocation strategies. This statement may imply that The RMR Group Inc. will successfully identify and execute one or more capital allocation strategies and that any capital allocation strategy it may pursue will be successful and benefit it and its shareholders. However, identifying and executing on capital allocation strategies are subject to various uncertainties and risks and it may take an extended period of time to realize any benefits. In addition, The RMR Group Inc. may elect to not continue pursuing a capital allocation strategy or abandon any such strategy it may pursue.
The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
You should not place undue reliance on forward-looking statements.
Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8230
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